Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nexstar Media Group, Inc. of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of TEGNA Inc., which appears in Nexstar Media Group, Inc.’s Current Report on Form 8-K/A dated June 4, 2026.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

June 23, 2026